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                                                                   Exhibit 10.21
                           Alliance Agreement between
                        Atlantic Data Services, Inc. and
                         Brokat Financial Systems, Inc.

This Agreement is made by and between Atlantic Data Services, Inc., a Massachusetts corporation whose principal place of business is located at One Batterymarch Park, Quincy, MA 02169 and Brokat Financial Systems, Inc., a Georgia corporation, whose address is 6625 The Corners Parkway, Suite 500, Norcross, GA 30092. ADS and Brokat are collectively referred to as the "Parties."

Atlantic Data Service (ADS) and Brokat agree to form this alliance to address the need for e-Services and related products in the financial services vertical market. This document outlines the general principles of cooperation in jointly addressing this marketplace. It is intended to serve as an initial document to set out the scope of the relationship and to enable mutually agreed development, sales, and integration activities to proceed.

ALLIANCE OBJECTIVES:

The goal of this alliance is to help grow the ADS and Brokat businesses while allowing each firm to concentrate on its core competencies. More specifically, the parties expect the alliance to help them achieve the following objectives:

        ADS OBJECTIVES                           BROKAT OBJECTIVES
        --------------                           -----------------
INTEGRATION WORK: Secure direct             QUALITY INTEGRATION: Improve client
revenues through integration of             satisfaction by ensuring solid
Brokat products for financial               implementation/integration.
services institutions.

DEVELOPMENT WORK: Secure direct             PRODUCT DEVELOPMENT CAPACITY: Secure
revenues through joint development          ADS assistance with product
efforts to improve/extend Brokat            definition and enhancement, training
products.                                   development, and adaptation to the
                                            financial service arena.

SALES: Secure indirect revenues             SALES: Secure increased revenues
through lead generation - open new          through lead generation - open new
sales channels/access paths;                sales channels/access paths;
penetrate new markets; cross-sell;          penetrate a new market; strengthen
strengthen ADS position through             Brokat position through affiliation
preferred affiliation with firm of          with firm of ADS' size with 20 year
Brokat's e-services efforts.                track record.

MARKETING: Create opportunities for         BUSINESS FOCUS: Build overall
additional marketing/branding               services infrastructure including
exposure by affiliating with Brokat         outsource implementation/project
FS.                                         management by ADS to expand Brokat's
                                            delivery capacity and enable
                                            management to focus on product and
                                            business development.


ROLES/RESPONSIBILITIES:

ADS will:

- Focus on solutions delivery and systems integration into the financial services market

-    Provide applications development enhancement and support to Brokat

- Support Brokat as a strong implementation partner with a solid track record for getting results

- "Stand-in" for Brokat's capability in sales situations based on our direct experience with product and firm

- Provide Brokat sales team with sensible access to ADS clients where/when appropriate



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-    Provide Brokat sales team with training and collateral materials related to
     ADS value proposition, sales strategies, and practice offerings

- Draft quarterly summary of alliance activity, coordinate with Brokat, and send to both firms' sales and management teams

-    Participate in quarterly alliance management/lead-sharing calls

BROKAT will:

- Focus on developing, selling, and supporting e-services products for the financial services market

- Refer to ADS as Brokat FS' `Preferred Systems Integrator' and jointly bid implementations as appropriate

- Provide ADS sales team with training and collateral materials related to Brokat value proposition, sales strategies, and product features and benefits, and

- Provide ADS consultants with initial technical training related to Brokat systems and software, and provide ADS with not-for-resale copies of relevant Brokat software for use in training, development, and demonstration purposes

-    Provide ADS with sensible access to Brokat clients where/when appropriate

-    Participate in quarterly alliance management/lead-sharing calls

COMMUNICATION:

We will jointly take the following steps to ensure that effective communication and collaboration occur.

- Initial joint sales strategy meeting (ADS and Brokat sales executives meet, share collateral materials, develop/share strategies for most effectively helping Brokat sell while maintaining ADS' independence, discuss specific opportunities, etc.)

- Quarterly alliance management/lead-sharing call (or meeting) involving Business Development VPs

- Quarterly summary of alliance activity. Written note to both sales teams with updates, ideas, any new collateral materials, etc.

PUBLICITY:

Public release of information related to the Alliance or business conducted under the Alliance will be coordinated and approved in advance between the parties prior to release. In the first instance, this should be coordinated with the Contacts below, or other individuals designated by the Contacts.

CONTRACTUAL RELATIONSHIPS:

Services provided to Brokat directly will be covered by an ADS-Brokat Professional Services Agreement. Services to Brokat's or ADS' clients will be either through a subcontract arrangement or by both parties contracting directly with the customer. In case the customer desires a single contractual vehicle for product and integration services, the parties will use judgement on an account by account basis to determine if Brokat is the lead (contractually subcontracting to ADS), or ADS is the lead (contractually subcontracting to Brokat). In the case that Brokat does subcontract to ADS and would like ADS to work on a fixed bid basis, Brokat will consult ADS prior to quoting implementation costs to the customer for appropriate project sizing.

ASSESSMENT & ADJUSTMENT:

The quarterly alliance management/lead-sharing call will be used to assess the effectiveness of this alliance to ensure that (1) THE ALLIANCE IS GENERATING REVENUES FOR BOTH PARTIES, (2) the relationship is still balanced, and (3) communications are effective. At these meetings, the terms and tactics of the partnership will be adjusted as necessary to ensure the alliance continues to succeed.

TERM:

The term of this Alliance Agreement is indefinite and can be terminated by either party through written notification to the Contacts below.



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PRODUCT RIGHTS:

All product rights, code, and add-ons to Brokat software, belong only to Brokat unless otherwise negotiated and agreed by the Parties.

NON-SOLICIT/NON-HIRE:

In the interest of full and open cooperation, both parties agree to not solicit nor hire each other's employees for employment opportunities during this Alliance, and continuing for a period of six months following termination of the Alliance.

CONFIDENTIALITY:

By the nature of this Alliance, both parties will come in contact with confidential and business-sensitive information and will safeguard this with appropriate care. A separate Mutual Non-Disclosure Agreement signed June 16, 1999 contains additional details on confidentiality.

CONTACTS:

Information related to this Alliance agreement should be directed to the following individuals:

FOR ADS:                                           FOR BROKAT:
--------                                           -----------
Matthew Dorn                                       Neil Underwood
Vice President                                     Vice President
Corporate Alliances                                Sales & Marketing

IN WITNESS WHEREOF, the Parties have executed this Agreement the date first written below.

Atlantic Data Services, Inc.                    Brokat Financial Systems

Signed  /s/ PJ Lynch                           Signed  /s/ Rick Wilson
        --------------------------                     ---------------------
P.J. Lynch                                     Rick Wilson
Executive Vice President                       General Manager
Business Development                           Sales & Services

Date:  October 27, 1999                        Date:  October 27, 1999
       ---------------------------                    ---------------------


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